UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 13, 2009


                           Keithley Instruments, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Ohio                       1-9965               34-0794417
        ---------------------            -------------         --------------
     (State or other jurisdiction         (Commission          (I.R.S. Employer
          of incorporation)              File Number)        Identification No.)

       28775 Aurora Road, Solon, Ohio                                  44139
     ---------------------------------                              -----------
  (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (440) 248-0400

                                 Not Applicable
                 ----------------------------------------------
           Former name or former address, if changed since last report



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

--------------------------------------------------------------------------------

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          (e) On November 13, 2009, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors of Keithley Instruments, Inc. (the "Company") adopted the Keithley Instruments, Inc. 2010 Annual Incentive Compensation Plan (the "Plan"). Similar to the annual incentive plans approved by the Committee in prior years, the Plan objective is to provide an opportunity to those employees whose performance has a significant impact on the Company's short-term and long-term profitability to earn annual incentive compensation based on such profitability. The Plan will be administered by the Committee. The Committee designates participants in the Plan who are officers of the Company and reviews and approves the annual performance criteria. The Committee has the authority to amend, modify, or discontinue the Plan.

           A target incentive percentage for each participant will be established at the beginning of each award term, which coincides with the Company's fiscal year of October 1 through September 30. Individual target incentive compensation will be calculated at the end of the award term based on performance as compared to the pre-established criteria. Individual incentive compensation may then be further modified based on a participant's individual performance and contributions for the term by up to 25% either plus or minus of target payout. If a participant's performance during the award term is determined to be unsatisfactory, the Committee reserves the right to reduce the participant's award for the award term to zero. Individual incentive compensation awards may not exceed two times the target incentive award.

         The performance requirements for the award term beginning October 1, 2009 and ending September 30, 2010 are as follows:

     o For each fiscal quarter in fiscal year 2010, 25% of the amount by which the Company's Return on Sales (as defined below) exceeds 5% will be contributed to a bonus pool (the "Bonus Pool") to be divided among participants in accordance with the percentage of the Bonus Pool specified in such participant's award. "Return on Sales" is defined as pre-tax earnings divided by net sales (excluding special items as approved by the Committee in its sole discretion).

     o No funds will be allocated to the Bonus Pool in each quarter of fiscal year 2010 unless the Company has restored its salaries and 401(k) plan match to at least the levels in place immediately prior to January 1, 2009. The 5% threshold above assumes full restoration of compensation.

Each quarter, the percentage of total bonus will be calculated based on the current participants at quarter end. As of the end of fiscal year 2010, the aggregate amount accumulated in the Bonus Pool will be payable to the participants in accordance with such participant's award and the other terms and conditions of the Plan.


Item 9.01.   Financial Statements and Exhibits

          (d)   Exhibits.

               10.01 Keithley Instruments, Inc. 2010 Annual Incentive Compensation Plan

--------------------------------------------------------------------------------

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Keithley Instruments, Inc.

November 19, 2009                          By:  Mark J. Plush
                                                --------------------------------
                                                Name:  Mark J. Plush
                                                Title: Vice President and Chief
                                                       Financial Officer

--------------------------------------------------------------------------------

                                  Exhibit Index

Exhibit No.           Description
-----------           --------------------------------------------------------
10.01                 Keithley Instruments, Inc. 2010 Annual Incentive
                      Compensation Plan